EXHIBIT 10.4

Pharmagen, Inc.

____________________________

SECURITIES PURCHASE AGREEMENT

Up to 500,000 shares
of
Series C Convertible Preferred Stock

$1.00 per share
Up to $500,000
__________________________

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into on December [insert], 2013 (the “Effective Date”) by and between Pharmagen, Inc., a Nevada corporation (the “Company”), and [insert], an [insert] (the “Purchaser”).  The Company and the Purchaser shall each be referred to as a “Party” and collectively as the “Parties.”

AGREEMENT

1.           PURCHASE OF SHARES:  On the Closing Date (as hereinafter defined), subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to sell, [insert] shares of Series C Convertible Preferred Stock of the Company (the “Shares”), the rights, privileges and preferences of which are set forth in the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”), at a per-share purchase price of One Dollar ($1.00) per share, for a total purchase price of [insert] Dollars ($[insert]) (the “Purchase Price”).  The Shares are convertible into shares of common stock of the Company on the terms and conditions set forth in the Certificate of Designation (the “Conversion Shares” and, together with the Shares, the “Securities.”)

2.           CLOSING AND DELIVERY:

a)           Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Shares (the “Closing”) shall be held simultaneous with the execution of this Agreement, or at such other time mutually agreed upon between the constituent Parties (the “Closing Date”).  The Closing shall take place at the offices of counsel for the Company set forth in Section 6 hereof, or by the exchange of documents and instruments by mail, courier, facsimile and wire transfer to the extent mutually acceptable to the Parties hereto.

c)           The Parties hereby acknowledge and agree that a material condition to the purchase and sale of the Shares is the continued existence, for so long as any of the Shares remain outstanding, of the Shareholder Voting Agreement by and between the Company, Old Line Partners, LLC, which is the largest shareholder of the Company, and Bagel Boy Equity Group II, LLC, a copy of which is attached hereto as Exhibit B (the “Voting Agreement”).

b)           At the Closing:

(i)           the Company and the Purchaser shall execute this Agreement, and

(ii)          the Purchaser shall deliver the Purchase Price to the Company.

c)           Within ten (10) business days of the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares, issued in the name of Purchaser.

3.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY PURCHASER:  The Purchaser hereby represents, warrants and agrees as follows:

a) Purchase for Own Account.  Purchaser represents that he is acquiring the Shares solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b) Ability to Bear Economic Risk.  Purchaser acknowledges that an investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his investment.

c) Access to Information.  The Purchaser acknowledges that the Purchaser has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Purchaser considers necessary in connection with the Purchaser’s investment in the Shares.  In addition, Purchaser has reviewed the Confidential Term Sheet, Industry Consolidation Opportunity, and 100 Day Plan attached hereto as Exhibit C, and the Company’s filings on Edgar with the Securities and Exchange Commission.  As a result, the Purchaser is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Purchaser may have had with respect thereto.  The Purchaser understands:

(i)           The risks involved in this investment, including the speculative nature of the investment;

(ii)           The financial hazards involved in this investment, including the risk of losing the Purchaser’s entire investment;

(iii)           The lack of liquidity and restrictions on transfers of the Securities; and

(iv)           The tax consequences of this investment.

The Purchaser has consulted with the Purchaser’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Purchaser in the Securities and the merits and risks of an investment in the Securities.

d) Securities Part of Private Placement.  The Purchaser has been advised that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Securities is to be effected and the Securities will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(a)(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority.  The Purchaser understands that the Company is relying in part on the Purchaser’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Purchaser’s representations, the Purchaser has in mind merely acquiring the Securities for resale on the occurrence or nonoccurrence of some predetermined event.  The Purchaser has no such intention.

e) Purchaser Not Affiliated with Company.  The Purchaser, either alone or with the Purchaser’s professional advisers (i) are unaffiliated with, have no equity interest in, and are not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly; (ii) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Shares; and (iii) has the capacity to protect the Purchaser’s own interests in connection with the Purchaser’s proposed investment in the Shares.

f) Further Limitations on Disposition.  Purchaser further acknowledges that the Securities are restricted securities under Rule 144 of the Act, and, therefore, when the Company issues a certificate reflecting the ownership interest in the Securities, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i)           There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii)           There is an available exemption from the registration requirements of the Securities Act and the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchaser hereunder as long as the consent of the Company is obtained.

g) The Company was, in the past, a “shell” corporation as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 144(i) promulgated under the Securities Act of 1933 (the “Securities Act”), and therefore the Purchaser understands and acknowledges that he is restricted from selling the Securities in a public market transaction until the earlier of (i) the effectiveness of a registration statement filed by the Company for the resale of the Securities, or (ii) unless the Company has “cured” its shell status by meeting the following requirements:

 (1)          the Company is no longer a shell company as defined in Rule 144(i)(1);

(2)           the Company has filed all reports (other than Form 8-K reports) required under the Exchange Act for the preceding 12 months (or for a shorter period that the issuer was required to file such reports and materials); and

(3)           the Company has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1), and at least one year has elapsed since the issuer filed that information with the Commission.  See Rule 144(i)(2).

The Company cured its shell status by filing “Form 10 information” with the Commission on February 17, 2012.  The Purchaser understands and acknowledges that the Company could become subject to Rule 144(i) in the future if it ceases to make all reports (other than Form 8-K) reports required under the Exchange Act or the Company once again becomes a shell company as referred to in Rule 144(i)(1).

h) Accredited Purchaser Status (Please check one).  Purchaser

_____ is

_____ is not

an “accredited investor” as such term is defined in Rule 501 under the Act because Purchaser either:

(i)           has a net worth of at least $1,000,000 (for purposes of this question, Purchaser may include spouse's net worth and may include the fair market value of home furnishings and automobiles, but must exclude from the calculation the value of Purchaser’s primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)), or

(ii)           had an individual income of more than $200,000 in each of the two most recent calendar years, and reasonably expects to have an individual income in excess of $200,000 in the current calendar year; or along with Purchaser’s spouse had joint income in excess of $300,000 in each of the two most recent calendar years, and reasonably expects to have a joint income in excess of $300,000 in the current calendar year.

For purposes of this Agreement, “individual income” means “adjusted gross income” as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse:  (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For purposes of this Agreement, “joint income” means, “adjusted gross income,” as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts:  (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

i) Purchaser Qualifications.

(i)           If the Purchaser is an individual, the Purchaser is over 21 years of age; and if the Purchaser is an unincorporated association, all of its members are of such age.

(ii)           If the Purchaser is a corporation, partnership, employee benefit plan or IRA, the Purchaser was either:

(a)           not formed for the purpose of investing in the Shares, has or will have other substantial business or investments, and is (please check one):

_____
an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

_____	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

_____	each of its shareholders, partners, or beneficiaries is an Accredited Purchaser; or

_____	the plan is a self directed employee benefit plan and the investment decision is made solely by a person that is an Accredited Purchaser; or

_____	a corporation, a partnership, or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

(b)           formed for the specific purpose of investing in the Shares, and is an Accredited Purchaser because each of its shareholders or beneficiaries is an Accredited Purchaser.

(iii)           If the Purchaser is a Trust, the Purchaser was either:

(a)           not formed for the specific purpose of investing in the Shares, and is an Accredited Purchaser because (please check one):

_____	the trust has total assets in excess of $5,000,000 and the investment decision has been made by a “sophisticated person”; or

_____
the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; or

_____
the undersigned trustee certifies that the trust is an Accredited Purchaser because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) is an Accredited Purchaser; or

_____	the undersigned trustee certifies that the trust is an Accredited Purchaser because all of the beneficial owners of the trust are Accredited Investors

(b)           formed for the specific purpose of investing in the Shares, and the undersigned trustee certifies that the trust is an Accredited Purchaser because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) is an Accredited Purchaser.

j) Purchaser Authorization.  The Purchaser, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms; and the person signing this Agreement on behalf of the Purchaser is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

k) No Backup Withholding.  The Social Security Number or taxpayer identification shown in this Agreement is correct, and the Purchaser is not subject to backup withholding because (i) the Purchaser has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the Purchaser that he is no longer subject to backup withholding.

4.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY:  The Company hereby represents, warrants and agrees as follows:

a) Authority of Company.  The Company has all requisite authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

b) Authorization.  All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the issuance of the Shares.  This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  The issuance of the Shares will be validly issued, fully paid and nonassessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser through no action of the Company; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

c) Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

d)  Restructuring.  The Company hereby agrees that it will use commercially reasonable best efforts to effectuate the following restructuring as soon as possible:

(i)           increasing the authorized common stock to 1 billion shares;

(ii)           approving a 1-for-30 reverse stock split of its common stock, to be effectuated at a later date at the discretion of the Board of Directors, and a simultaneous reduction of the authorized common stock to 100 million shares;

(iii)           approving the formation of five (5) member Board of Directors;

(iv)           obtain approval from the Depository Trust Company for book-entry delivery, settlement and depository services for the common stock of the Company; and

(v)           such other restructuring as set forth in the Restructuring Plan attached as Exhibit A to the Confidential Term Sheet which is attached as Exhibit B to this Agreement.

 e)Voting Agreement.  The Company shall not terminate, or cause to be terminated, the Voting Agreement for so long as any of the Shares remain outstanding.

5.           INDEMNIFICATION:  The Purchaser hereby agrees to indemnify and defend the Company and its officers and directors and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a)           Any breach of or inaccuracy in the Purchaser’s representations, warranties or agreements herein;

(b)           Any disposition of any Securities contrary to any of the Purchaser’s representations, warranties or agreements herein;

(c)           Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Securities.

6.           MISCELLANEOUS:

a) Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b) Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.  The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Orange County, California, United States of America.

c) Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

If to the Company:	Pharmagen, Inc. 9337 Fraser Avenue Silver Spring, MD 20910 Attn: Mackie Barch Facsimile (___)

with a copy to:	Clyde Snow & Sessions, P.C. 201 S. Main Street, 13th Floor Salt Lake City, UT 84111 Attn: Brian A. Lebrecht Facsimile (801) 521-6280

If to Purchaser:	[insert] [insert] [insert] Facsimile (___)

or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other Party hereto.

f) Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

g) Entire Agreement; Successors.  This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.  The representations, warranties and agreements contained in this Agreement shall be binding on the Purchaser’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

h) Expenses.  Each Party shall pay their own expenses in connection with this Agreement.  In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

i) Currency.  All currency is expressed in U.S. dollars.

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IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the date first written above.

“Company”	“Purchaser”

Pharmagen, Inc.,
a Nevada corporation	_______________________________________
[insert]

__________________________________
By: Mackie Barch
Its: Chief Executive Officer

Email:__________________________________	SSN or FEIN:__________________________

Mobile Phone:____________________________	Work Phone:___________________________

Full Address:_________________________________________
State of Residence:_____________________________________
For how long?
Do you maintain a residence in any other state?

In which state(s) do you:____________________________________________________

File state income tax returns:___________________________________________
Vote:_____________________________________________________________
Hold current driver’s license:___________________________________________
Maintain a house or apartment:_________________________________________

Affiliations with the Company: ________________________________________________

Exhibit A

Certificate of Designation

Exhibit B

Shareholder Voting Agreement

Exhibit C

Confidential Term Sheet
Industry Consolidation Opportunity
100 Day Plan